SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 10, 2009
Date of Report (Date of earliest event reported)

ASIAN DRAGON GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-52268
(Commission File Number)

98-0418754
(IRS Employer Identification Number)

Suite 108 – 1312 North Monroe Street, Spokane, Washington 99201
(Address of principal executive offices)

(509) 252-8428
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 10, 2009, the Registrant concluded that its financial statements for the: (i) year ended August 31, 2007 (FY07); (ii) quarter ended November 30, 2007 (QI-08); (iii) quarter ended February 29, 2008 (QII-08); (iv) quarter ended May 31, 2008 (QIII-08); (v) year ended August 31, 2008 (FY08); (vi) quarter ended November 30, 2008 (QI-09); and (vii) quarter ended February 28, 2009 (QII-09), should not be relied upon because of an error in such financial statements as addressed in Financial Accounting Standards Board Statement No.154.

The Registrant came to this conclusion during the third quarter of its current fiscal year, based on a re-evaluation of its interpretation of Statement of Financial Accounting Concepts No. 6 regarding the appropriateness of inclusion of $9,679,407 of Exploration License expenses and related Commitments Payable of $9,679,407 during the year ended August 31, 2007. Based on this re-evaluation, the Registrant determined that it had been inappropriate to include $9,679,407 of Exploration License expenses and $9,679,407 of Commitments Payable as liabilities for the year ended August 31, 2007.

The CEO of the Registrant, in his role as authorized officer, has discussed with the Registrant’s Independent Registered Public Accounting Firm the matters disclosed in this filing pursuant to this Item 4.02(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ John Karlsson
John Karlsson
President & CEO, Board Chair
Dated:  October 1, 2009